UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement with Quick Capital LLC

On December 31, 2021 (the “Effective Date”), RespireRx Pharmaceuticals Inc. (the “Company”) and Quick Capital, LLC (“QC”) entered into a Note Purchase Agreement (the “NPA”) pursuant to which QC provided a sum of $78,300 (the “Consideration”) to the Company, in return for a Convertible Promissory Note (the “Note”) with a face amount of $87,000 (which difference in value as compared to the Consideration is due to an original issue discount of $8,700), and 1,553,000 commitment shares (the “Commitment Shares”). The Note matures 120 days after the issue date (“Maturity Date”) unless extended by the Company to a date that is 180 days following the issue date. The Note is convertible only in the event of a default as defined in the Note. If an event of default occurs, the Note is convertible at $0.02 per share of the Company’s common stock, par value $0.001 (“Common Stock”). Pursuant to the terms of the NPA, on the 121st day following the issue date, if any event of default has occurred, the Company shall deliver one or more warrants in a form attached to the NPA as Exhibit B. Such warrant or warrants if issued, would be exercisable into 4,785,000 shares of the Common Stock unless the Company properly extends the Maturity Date, at which time, upon the 181st day following the issuance of the Note, if any event of default has occurred, the Company shall issue a warrant exercisable into 6,525,000 shares of Common Stock. The warrant or warrants if issued, will be exercisable for five years at an exercise price of $0.02 per share of Common Stock on a cash or cashless basis. In addition, and to induce QC to enter into the NPA, the Company has, pursuant to the NPA, granted to QC, piggy-back registration rights under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Common Stock issuable pursuant to the NPA. The net proceeds of the Consideration, which were received by the Company on December 31, 2021, were used and will continue to be used for general corporate purposes, including the payment of accrued obligations.

The Note obligates the Company to pay on the 120th day after the issue date, a principal amount of $87,000 together with interest at a rate equal to 10% per annum. The interest, is guaranteed and earned in full as of the Effective Date. Any amount of principal or interest that is not paid by the Maturity Date would bear interest at the rate of 24% from the Maturity Date to the date it is paid.

The conversion rights and warrant exercise rights become effective upon any event of default, provided that the conversion would not result in QC beneficially owning more than 9.99% of the Company’s then outstanding Common Stock. The conversion price or warrant exercise price, as applicable would be equal to $0.02, subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, extraordinary distributions and similar events. Upon any conversion, all rights with respect to the portion of the Note being so converted will terminate, except for the right to receive Common Stock or other securities, cash or other assets as provided for in the Note.

At any time during the period beginning on the Issue Date and ending on the date which is day immediately prior to the maturity date, the Company shall have the right, exercisable on not less than three (3) trading days prior written notice to the QC or other holder, of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to QC or other holder of an amount in cash equal to 110 (10% prepayment premium), multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note. To the extent a partial prepayment is made, the amount of principal and/or accrued but unpaid interest deemed prepaid, shall be 90.9090% of the amount paid and $9.0909 shall be deemed the 10% prepayment premium. While any portion of the Note is outstanding, if the Company receives cash proceeds from a closing of an offering pursuant to Regulation A, the Company shall, within one (1) business day of the Company’s receipt of such proceeds, inform the holder, of such receipt, following which holder has the right to require the Company to immediately apply 10% or any lesser portion of such proceeds to repay all or any portion of the outstanding amounts owed under the Note. In the event that such proceeds are received by holder prior to the maturity date, the required prepayment shall be subject to all prepayment terms in the Note.

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The Note requires that the Company reserve the greater of (i) 16,312,500 shares of Common Stock or (ii) one and a half times the number of shares into which the Note may convert. The warrant requires that the Company reserve one and a half times the number of shares into which the Warrant is at any time exercisable.

The NPA includes, among other things: (1) the grant of an option to QC to incorporate into the Note any terms applicable to a subsequent issuance of a convertible note or security by the Company that are more beneficial to an investor than the terms of the NPA and Note are to QC; and (2) certain registration rights which are included in the NPA and the right to have any shares of Common Stock issued in connection with the conversion of the Note or exercise of the Warrant included in any Regulation A offering statement that the Company files with the Securities and Exchange Commission after the issue date.

The Note, the warrant, and the shares of Common Stock issuable upon conversion or exercise thereof, as applicable, were offered and sold to QC in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws.

The descriptions of the NPA, and the Note, do not purport to be complete and are qualified in their entirety by reference to the NPA and the Note which are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Note Purchase Agreement, dated December 23, 2021, between RespireRx Pharmaceuticals Inc. and Quick Capital, LLC.
99.2	Convertible PromissoryNote, dated December 23, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2021	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer

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